EXHIBIT 21


SUBSIDIARIES OF COLORADO INTERSTATE GAS COMPANY

                                                                      State of
                                                                   Incorporation
                                                                   -------------

CIG Exploration, Inc..............................................   Delaware
CIG Field Services Company........................................   Delaware
   Subsidiary:
      *Great Divide Gas Services, LLC (73%).......................   Colorado
Colorado Water Supply Company.....................................   Delaware
   Subsidiary:
      Colorado Interstate Production Company......................   Delaware

* Not consolidated